EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

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                     SOUTHTRUST ALABAMA TAX-FREE INCOME FUND

                          A series of SouthTrust Funds

                      PROXY FOR THE MEETING OF SHAREHOLDERS

                           TO BE HELD ON MARCH 4, 2005


         The undersigned, revoking all Proxies heretofore given, hereby appoints Maureen E. Towle, Sally E. Ganem, Catherine F. Kennedy and Lloyd Lipsett or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of SouthTrust Alabama Tax-Free Income Fund, a series of SouthTrust Funds, ("SouthTrust Fund") that the undersigned is entitled to vote at the special meeting of shareholders of SouthTrust Fund to be held at 2:00 p.m., Eastern time on March 4, 2005, at the offices of Federated Investors, Inc., 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                                     Date                 , 2005

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                                     Signature(s) and Title(s), if applicable

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THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF TRUSTEES OF EVERGREEN
MUNICIPAL TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF EVERGREEN MUNICIPAL TRUST RECOMMENDS A VOTE FOR
THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X


         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Alabama Municipal Bond Fund ("Evergreen Fund"), a series of Evergreen Municipal Trust will (i) acquire all of the assets of SouthTrust Alabama Tax-Free Income Fund ("SouthTrust Fund") in exchange for shares of Evergreen Fund; and (ii) assume the identified liabilities of SouthTrust Fund, as substantially described in the accompanying Prospectus/Proxy Statement.

                                  ---- FOR        ---- AGAINST      ---- ABSTAIN



       2. To consider and act upon a new Investment Advisory Agreement between SouthTrust Funds, on behalf of SouthTrust Fund, and Evergreen Investment Management Company, LLC.

                     ---- FOR        ---- AGAINST      ---- ABSTAIN


         3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

                      ---- FOR        ---- AGAINST      ---- ABSTAIN